UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2020 (February 6, 2020)

Howard Bancorp, Inc.
(Exact name of registrant as specified in charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Boston Street, Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of George C. Coffman

Howard Bancorp, Inc. (“Howard”) announced the departure of its Executive Vice President and Chief Financial Officer, George C. Coffman, effective March 31, 2020, as an employee of Howard and its wholly-owned subsidiary, Howard Bank (together with Howard, the “Company”). Mr. Coffman has served as an officer, including as the Chief Financial Officer, of Howard Bank since its opening in 2004 and of Howard since 2005.  Mr. Coffman’s departure is not due to any disagreement with the Company with respect to our financial reporting.  Mr. Coffman will receive severance payments under his Second Amended and Restated Employment Agreement, dated March 20, 2019, with the Company.  The Company expressed appreciation for Mr. Coffman’s contributions to the Company.

Appointment of Robert L. Carpenter, Jr. as Interim Chief Financial Officer

In connection with Mr. Coffman’s departure, we have appointed Robert L. Carpenter, Jr. as our Interim Chief Financial Officer and our Principal Accounting Officer, effective February 6, 2020, and we have engaged an executive search firm to recruit a permanent replacement.  Mr. Carpenter, age 66, has more than 30 years of financial services experience and is a Certified Public Accountant.

Mr. Carpenter spent ten years (from 1993 until 2003) with Allfirst Financial, Inc., a public bank holding company, and Allfirst Bank, a $17 billion asset bank, before it was acquired by M&T Bank in 2003.  He served in various officer roles while at Allfirst, including as Executive Vice President and Controller.  After Allfirst, he went on to serve as Controller at the Wall Street Institute International, a private equity-owned company headquartered in Baltimore (from 2006 until 2010) and served as Interim Controller at Bay Bancorp, Inc., a public bank holding company, and Bay Bank (from 2013 until 2014).  He then served as Chief Financial Officer (from November 2014 until July 2017) and as acting Co-Chief Executive Officer (from October 2016 until July 2017) at DCB Bancshares, Inc. and Damascus Community Bank.  From February 2018 to July 2019, he served as Chief Financial Officer for Maryland Financial Bank and, most recently, served as co-trustee of MFB Dissolution Trust, the liquidating trust for Maryland Financial Bank.

Mr. Carpenter has entered into an offer letter to serve as a temporary at-will employee with an expected term through July 31, 2020, and which offer letter contemplates that his service may be extended for an additional six months.  Under the offer letter, he will receive bi-weekly compensation of $10,576.93, but will not be eligible for other employee benefits such as health insurance or participation in our 401(k) plan.

Item 7.01 Regulation FD Disclosure.
The Company will post to its website at https://www.howardbank.com/banking-with-us/about/news the announcement furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

 99.1    Howard Bank Names Robert Carpenter Interim Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

Dated: February 7, 2020

	By:	/s/ Mary Ann Scully
Name: Mary Ann Scully
Title: Chief Executive Officer